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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


LAM RESEARCH CORPORATION CONTACT:
Kathleen Bela, phone: 510/572-4566, e-mail: kathleen.bela@lamrc.com

Lam Research Corporation Announces Management Transition Plan

FREMONT, Calif., November 3, 2004 -- Lam Research Corporation (Nasdaq: LRCX) today announced its management transition plan.

For the past several years, James W. Bagley, Lam's chairman and chief executive officer, and Stephen G. Newberry, Lam's president and chief operating officer, have comprised the Office of the Chief Executive. Within Lam's management transition plan, the Office of the Chief Executive will be retained as the responsibilities of Mr. Bagley and Mr. Newberry are changed. Effective June 27, 2005, Mr. Newberry will become chief executive officer and president. Mr. Bagley will continue as chairman of the Board of Directors and remain an executive officer of the Company. The position of chief operating officer will not be filled.

"I'm very pleased to make this announcement today," stated James W. Bagley. "Since 1997, Lam's Board of Directors and executive management team have been implementing best-in-class practices in the areas of products, operations, customer support, and corporate governance. This transition plan reflects our commitment to focus our executive efforts on those priorities that have the greatest benefit for our customers, shareholders, and employees. As chairman of the Board of Directors, I will remain active in collaboration with Steve on the evolution of the strategic direction of Lam and the day-to-day management of the Company. Meeting regularly with our shareholders and customers will be a continuing priority. I believe that separating the positions of chairman and chief executive addresses shareholders' calls for fully engaged boards that work in close collaboration with the executive management of a company."


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LAM ANNOUNCES MANAGEMENT TRANSITION PLAN                             PAGE 2 OF 2


"Moreover," Bagley continued, "Steve's leadership, commitment to excellence, and vision have been fundamental to Lam's re-emergence as an industry leader. I have worked with Steve for more than 22 years and know first-hand the outstanding executive capabilities he will bring to this role."


Stephen G. Newberry joined Lam in August 1997 as chief operating officer and was promoted to president and chief operating officer in July 1998. He is a 24-year veteran of the semiconductor industry. Prior to joining Lam, he spent 17 years at Applied Materials in various management and executive positions. He is a member of the Board of Directors of Semiconductor Equipment and Materials International (SEMI), the industry's trade association, and Nextest Systems, Inc.


Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the structure and staffing of its executive management offices, the Company's corporate and strategic objectives and the specific contributions of its personnel to those objectives, the composition of its Board of Directors, and the ongoing and future market and financial performance of the Company. Such statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 27, 2004, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.


Lam Research Corporation is a major supplier of wafer fabrication equipment and services to the world's semiconductor industry. Lam's common stock trades on the Nasdaq National Market under the symbol LRCX. The Company's World Wide Web address is http://www.lamrc.com.


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